UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2016

CORINDUS VASCULAR ROBOTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37406	30-0687898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Rd., Suite 105

Waltham, MA 02452

(Address of Principal Executive Office) (Zip Code)

(508) 653-3335

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indemnification Agreements

On January 28, 2016, Corindus Vascular Robotics, Inc. (the “Company”) entered into indemnification agreements with its directors and executive officers. The indemnification agreements clarify and supplement indemnification provisions already contained in the Company’s Articles of Incorporation and Bylaws and, among other things, provide for indemnification of the director or officer to the fullest extent permitted by the laws of the state of Nevada, advancement of legal fees and expenses in connection with legal proceedings, certain procedures for determining whether the director or officer is entitled to indemnification and dispute resolution procedures.

The company has entered into indemnification agreements with its executive officers, Mr. David M. Handler, Chief Executive Officer and President, and Mr. David W. Long, Senior Vice President and Chief Financial Officer, and each of its directors: Messrs. Jeffrey C. Lightcap, Hillel Bachrach, Jeffrey Gold, David White, Gerard Winkels and Michael Mashaal.

In 2011, Mr. Winkels entered into an indemnification agreement with the Company’s wholly-owned subsidiary, Corindus, Inc., in connection with his appointment to the Board of Directors, which provided for certain rights to indemnification and advancement of expenses. Upon entering into the indemnification agreement in the form attached hereto, Mr. Winkels’ prior agreement was terminated and superseded in its entirety by the new indemnification agreement.

The foregoing description of the indemnification agreement is qualified, in its entirety, by reference to the form of indemnification agreement attached as Exhibit 99.1 hereof and is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report with respect to Mr. Winkels’ prior indemnification agreement is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Form of Indemnification Agreement *

____________________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2016	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David M. Handler
	Name:	David M. Handler
	Title:	Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

99.1	Form of Indemnification Agreement *

____________________

*Filed herewith.